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                                  DIRECTOR'S CONSENT


     I hereby consent to being named as a Director of Concentra Managed Care, Inc. in the Joint Proxy Statement/Prospectus and any amendments thereto to which this consent has been filed as an exhibit.

Date: May 13, 1997                     /s/ Mitchell T. Rabkin, M.D.
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                                       Mitchell T. Rabkin, M.D.